EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (the "Agreement") dated as of March 1, 2005, between Griffon Corporation, a Delaware corporation having an address at 100 Jericho Quadrangle, Jericho, New York 11753 (the "Company"), and Eric Edelstein, residing at 17 Brentwood Drive, North Caldwell, NJ 07006 (the "Executive").


                              W I T N E S S E T H :
                              -------------------


     WHEREAS, the Company wishes to employ the Executive, and the Executive is willing to be so employed and to render services to the Company, all upon the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  EMPLOYMENT.  Subject to and upon the terms and conditions  contained in
         ----------
this Agreement, the Company hereby agrees to employ Executive and Executive agrees to enter the employ of the Company, for the period set forth in Paragraph 2 hereof, to render the services to the Company, its affiliates and/or subsidiaries described in Paragraph 3 hereof.

     2. TERM. Executive's term of employment under this Agreement shall commence
        ----
on the date hereof (the "Agreement Date") and shall continue for a period through and including the third anniversary of the Agreement Date (the "Agreement Term") unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein.

     3. DUTIES.
        ------

               (a) Executive shall be employed as the Company's Executive Vice President and Chief Financial Officer. It is agreed that Executive shall perform his services in the Company's Jericho, New York offices, as well as in the offices of the Company's affiliates and/or subsidiaries as required by his duties and responsibilities, or in any other location mutually agreeable to the parties.

               (b) The Executive shall report to the Chief Executive Officer of the Company or any other more senior executive officer appointed by the Board of Directors and agrees to abide by all by-laws and applicable policies of the Company promulgated from time to time by the Board of Directors of the Company.

     4. EXCLUSIVE  SERVICES AND BEST EFFORTS.  Executive shall devote all of his
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working time, attention,  best efforts and ability during regular business hours exclusively to the service of the Company, its affiliates and subsidiaries during the term of this Agreement. Nothing shall preclude Executive from (i) serving on the board of directors of the companies for which he is a director on the date hereof or such other boards as to which the Chairman of the Board gives consent, (ii) engaging in charitable activities and community affairs or (iii) managing his personal investments and affairs; provided, however, that such activities do not materially interfere with the proper performance of his duties and responsibilities as an executive officer of the Company.

     5. COMPENSATION.  As compensation for his services and covenants hereunder,
        ------------
the Company shall pay Executive the following:

        (a)    Base Salary.  The Company  shall pay  Executive a base salary the
               -----------
"Base Salary") at the rate of $500,000 per year. The Base Salary shall be payable in accordance with the regular payroll practices of the Company.

        (b)    Bonus Compensation.  The Company shall pay Executive annual bonus
               ------------------
compensation (the "Bonus Compensation") in an amount equal to the difference between (i) one percent of the Company's consolidated pretax earnings, excluding the amount of Bonus Compensation payable under this Section 5(b) (as determined in accordance with general accepted accounting principles and reported in the Company's Form 10-K) for each completed fiscal year during the term of this Agreement, and (ii) the Base Salary received by the Executive pursuant to
Section 5(a), above. For the fiscal year 2005, such Bonus Compensation shall be prorated to reflect the actual number of months worked by the Executive during the fiscal year 2005 and the amount of Base Salary received by the Executive therein. Any Bonus Compensation determined hereunder for the fiscal years 2005 and 2006 (including any Bonus Compensation subject to proration hereunder) shall be no less than $350,000, which Bonus Compensation shall be pro rated for fiscal 2005.

        (c)    Options and Equity Awards. Upon his entering into this Agreement,
               -------------------------
the Company shall grant to the Executive 250,000 non-qualified stock options on the terms set forth in a separate option agreement of even date. In addition, the Company may grant to the Executive (from time to time) options to purchase shares of the Company's common stock or other equity awards pursuant to the terms of any Company stock incentive plan(s) then in effect and any related stock agreement required to be executed in connection therewith. Such options or other equity awards shall have such terms and conditions as shall be determined by the Board of Directors.

     6. BUSINESS EXPENSES.  The Executive shall be reimbursed by the Company for
        -----------------
those business expenses incurred by him which are reasonable and necessary for the Executive to perform his duties under this Agreement upon submission of such accounts and records as may reasonably be required by the policies established from time to time by the Company.

     7. EXECUTIVE BENEFITS.
        ------------------

       (a) During the Agreement Term, the Executive shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate in such retirement plans or programs as generally made available to executive officers and employees of the Company pursuant to the policies of the Company; provided that the Executive shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. The Executive shall also be entitled to four (4) weeks paid vacation each year at such times as does not interfere with the Executive's performance of his duties hereunder. The Company may withhold from any benefits payable to the Executive all federal, state, local and other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation.

       (b) During the Agreement Term, the Executive shall be entitled to receive from the Company a Company-leased automobile and the Company shall pay the maintenance, fuel and tolls for such automobile. In addition, during the Agreement Term, the Company shall reimburse the Executive for the reasonable annual dues associated with the Executive's membership in a club of the Executive's choosing. Executive acknowledges that some or all of the foregoing may be deemed compensation to him.

     8. DEATH AND DISABILITY.
        --------------------

       (a) The Agreement Term shall terminate on the date of the Executive's death, in which event the Executive's Base Salary, a pro rata portion of his Bonus Compensation in respect of the actual number of months worked in such fiscal year and reimbursable expenses and benefits owing to Executive through the date of the Executive's death shall be paid to his estate. Executive's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 8(a).

       (b) If, during the Agreement Term, in the opinion of a duly licensed physician acceptable to the Executive and the Company, the Executive because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of one hundred-twenty or more consecutive days or an aggregate of six months in any twelve-month period, the Company may, upon at least thirty (30) days' prior written notice (given at any time after the expiration of such period) to the Executive of its intention to do so, terminate this Agreement as of such date as may be set forth in the notice. In case of such termination, the Executive shall be entitled to receive his Base Salary, a pro rata portion of his Bonus Compensation in respect of the actual number of months worked in such fiscal year and reimbursable expenses and benefits owing to the Executive through the date of termination. Executive will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 8(b).

     9. TERMINATION FOR CAUSE.
        ---------------------

       (a) The Company may terminate the employment of the Executive under this Agreement for Cause (as hereinafter defined). Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay the Executive his Base Salary, reimbursable expenses and benefits owing to the Executive through the date of termination. Executive will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(a).

       (b) As used herein, the term "Cause" shall mean: (i) the willful and continued failure by the Executive to substantially perform the Executive's duties (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered to the Executive by the Company, which demand identifies the manner in which it is believed that the Executive has not substantially performed the Executive's duties; (ii) conviction of a felony involving moral turpitude or acts of dishonesty against the Company; (iii) the Executive's breach of the provisions of Paragraph 12 hereof; or (iv) the Executive's willful misconduct or insubordination which is materially injurious to the Company. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered as willful unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief the action or omission was in the best interests of the Company.

     10.  TERMINATION  WITHOUT CAUSE.  Notwithstanding  anything to the contrary
          --------------------------
herein, including without limitation Paragraph 2 hereof, the Company may terminate the employment of the Executive without Cause. Upon any such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay to the Executive severance compensation at the rate of $850,000 per annum, reimbursable expenses and benefits owing to the Executive for the balance of the Agreement Term prorated (as required) to reflect the actual number of months remaining in such Agreement Term. Such severance compensation shall be paid in equal monthly installments, with the first such installment commencing on the last day of the month in which the Executive's employment so terminates. In the event of any breach by the Executive of the covenants contained in Paragraph 12 hereof, the Company shall be released from any further obligation to pay the severance compensation specified herein. The Executive will not be entitled to any other compensation upon termination of this Agreement under this Paragraph 10.

     11. TERMINATION FOLLOWING A CHANGE IN CONTROL.
         -----------------------------------------

       (a) For purposes of this Agreement, a "Change in Control" shall mean (i) any "Person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Griffon Corporation representing twenty percent (20%) or more of the combined voting power of Griffon Corporation's (then) outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Griffon Corporation cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Griffon's stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the incumbent Board; or (iii) the Company is a party to any consolidation or merger of Griffon Corporation in which it is not the continuing or surviving corporation or pursuant to which its shares of common stock would be converted into cash, securities, or other property or any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iv) approval by the stockholders of Griffon Corporation of any plan or proposal for the liquidation or dissolution of the Company.

         (b) For purposes of this Agreement, "Good Reason" shall mean (i) reduction in the Executive's (then) current Base Salary as in effect immediately preceding the Change in Control; (ii) diminution, reduction or other adverse change in Bonus Compensation or other incentive compensation opportunities available to the Executive immediately preceding the Change in Control; (iii) the Company's failure to pay the Executive any amounts otherwise earned, vested or due under any compensation plan or human resources policy of the Company as in effect immediately preceding the Change in Control; (iv) diminution of the Executive's title, position, authority or responsibility immediately preceding the Change in Control; (v) assignment to the Executive of duties incompatible with the position occupied by the Executive immediately preceding the Change in Control; (vi) a change in the organizational position to which the Executive directly reports immediately preceding the Change in Control; or (vii) relocation of the Company's principal offices to a location more than 35 miles from the location of such offices immediately preceding the Change in Control.

         (c) If, after any Change in Control (as defined herein) shall have occurred, the Executive's employment shall be terminated within eighteen (18) months of the date of such Change in Control (i) by the Company other than for death, disability or Cause or (ii) by the Executive for Good Reason, the Executive shall be entitled to certain severance benefits as provided herein in accordance with Paragraphs 11(d) through 11(h) hereof (the "Severance Benefits").

         (d) The Company shall pay the Executive's Base Salary through the date of termination at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control. The Company shall also pay the Executive the amount, if any, of any unpaid earned annual bonus for the preceding fiscal year, as well as a pro rata portion of the higher of (i) the earned annual bonus for the preceding fiscal year or (ii) the projected annual bonus for the current fiscal year, based on the number of month worked by the Executive in the year in which the termination of employment occurs. In addition, the Company shall continue in full force and effect through the date of termination the Executive's participation in all stock purchase or stock option plans, all health and welfare benefit plans, and all insurance and disability plans as may be in effect at the date of the Change in Control.

         (e) Subject to Paragraph 11(f) hereof, the Company shall pay as Severance Benefits to the Executive on or before the fifth (5th) day following the date of termination of employment, a lump sum payment ("the lump sum payment") equal to two and ninety-nine one hundredths (2.99) times the sum of
(i) the Executive's Base Salary at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control and (ii) the average of the annual Bonus Compensation received by the Executive for each of the last three fiscal years. Such lump sum payment shall be subject to all applicable Federal, state and local income and FICA taxes including all required withholding amounts.

         (f) The Severance Benefits payable to the Executive shall be adjusted as set forth in this Paragraph 11(f). If the lump sum payment under Paragraph 10(e) hereof and all other payments or benefits (as defined in Section 280(G)(b)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code") which the Executive has received or has the right to receive from the Company as a result of any Change in Control would (in the aggregate) constitute an "excess parachute payment" (as defined in the Code), the lump sum payment under Paragraph 11(e) hereof shall be decreased by the smallest amount that will eliminate any such excess parachute payment. In no event shall the Severance Benefits exceed the amount which is deductible by the Company in accordance with Section 280(G) of the Code.

         (g) For the continued benefit of the Executive and his dependents, the Company shall maintain in full force and effect until the earlier of (i) three
(3) years after the date of termination or (ii) the Executive's commencement of full-time employment with a new employer, all employee health and welfare benefit plans and programs (including, but not limited to, medical insurance, health and accident insurance, life insurance and disability income programs) for which the Executive was eligible immediately prior to the date of termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs, and subject further to such periodic changes in such plans and programs as are generally applicable to all participants in such plans and programs.

         (h) The Executive shall not be required to mitigate or offset the amount of any Severance Benefits or other benefits provided under this Paragraph 11 by seeking employment or otherwise, nor, except as provided in Paragraph 11(g) hereof, shall the amount of any payment provided under this Paragraph 11 be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination from the Company.

       12. DISCLOSURE OF INFORMATION AND RESTRICTIVE COVENANTS.
           ---------------------------------------------------

         (a) The Executive acknowledges that, as a result of his employment, he will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. For the purposes of this Agreement, "Confidential Information" shall mean:

    (i) All information relating to proprietary products or services, whether existing or in various stages of research and development, which are not generally known to the public or within the industry or trade in which the Company or its subsidiaries or affiliates competes (such as know-how, specifications, technical data, engineering data, processes, techniques, methodologies, and strategies) and the physical embodiments of such information (such as drawings, schematics, specification sheets, instructor manuals, course materials, training aids, video cassettes, transparencies, slides, taped recordings of presentations, proposals, printouts, studies, contracts, maintenance manuals, documentation, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

    (ii) All information concerning or relating to the way Company or its subsidiaries or affiliates conducts its respective business which is not generally known to the public (such as internal business procedures, controls, plans, licensing techniques and practices, supplier, subcontractor and prime contractor names and contracts and other vendor information, computer system passwords and other computer security controls, financial information, distributor information, information supplied by clients and customers of the Company or its subsidiaries or affiliates and employee data) and the physical embodiments of such information (such as check lists, samples, services and operational manuals, contracts, proposals, print-outs, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment records pertaining to employees and consultants other than Employee, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

    (iii) All information pertaining to the marketing plans and strategies of the Company, its subsidiaries or affiliates; forecasts and projections; marketing practices, procedures and policies; financial data; discounts; margins; costs; credit terms; pricing practices, procedures and policies; goals and objectives; quoting practices, procedures and policies; and customer data including customer lists, contracts, representatives, requirements and needs, specifications, data provided by or about prospective existing or past customers and contract terms applicable to such customers, and the physical embodiments of such information (such as license agreements, customer lists, print-outs, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, seminar and class attendee rosters, trade show or exhibit attendee listings, listings of potential customers and leads, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

    (iv) Any information in addition to the foregoing which is not generally known to the public or within the industry or trade in which the Company or its subsidiaries or affiliates competes which gives it any advantage over its competitors, and the physical embodiments of such information in any tangible form, whether written or machine-readable in nature.

    (v) Employee acknowledges and agrees that the Confidential Information identified in subparagraphs (i) through (iv), above, constitutes trade secrets of the Company.

    (vi) The general skills, knowledge and experience gained during the Agreement Term, and information publicly available or generally known within the industry or trade in which Company or its subsidiaries or affiliates competes, is not considered Confidential Information.

         (b) Executive will not, during the term of this Agreement or at any time thereafter, use, or disclose to any third party any Confidential Information or use any Confidential Information except as required in the course of providing services to the Company hereunder.

         (c) Executive will not, during the term of this Agreement and for a period of one (1) year thereafter, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm occupation or business activity, in any geographic area in which the Company does business that is, directly or indirectly, competitive with any business conducted by the Company or any of its subsidiaries or affiliates during the term of this Agreement or thereafter. Should Executive own 5% or less of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market, such ownership shall not cause Executive to be deemed a shareholder under this Paragraph 12(c).

         (d) Executive will not, during the term of this Agreement and for a period of one (1) year thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, solicit or induce any creditor, customer, supplier, officer, employee or agent of the Company or any of its subsidiaries or affiliates to sever its relationship with or leave the employ of any of such entities.

         (e) This Paragraph 12 and Paragraphs 13, 14 and 15 hereof shall survive the expiration or termination of this Agreement for any reason.

         (f) It is expressly agreed by Executive that the nature and scope of each of the provisions set forth above in this Paragraph 12 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Executive is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Executive acknowledges and agrees that his services are of a unique character and expressly grants to the Company or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

     13. COMPANY  PROPERTY.  All Confidential  Information which Executive shall
         -----------------
prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Executive shall promptly return to the Company all Confidential Information in his possession and Executive further represents that he will not copy or cause to be copied, print out or cause to be printed out any Confidential Information or other materials originating with or belonging to the Company. Executive additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such Confidential Information software, documents or other materials.

     14. REMEDY. It is mutually understood and agreed that Executive's  services
         ------
are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Executive, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses hereunder, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Executive, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

     15. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. (a) In order to induce the
         -------------------------------------------
Company to enter into this Agreement, Executive hereby represents and warrants to the Company as follows: (i) Executive has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Executive and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Executive is a party or by which he is or may be bound or subject; and (iii) Executive is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

         (b) Executive hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs, damages and expenses (including, without limitation, its reasonable attorneys' fees) incurred or suffered by the Company resulting from any breach by Executive of any of his representations or warranties set forth herein.

     16.  NOTICES.  All notices given hereunder shall be in writing and shall be
          -------
deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, addressed to Executive at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, Attention: Chief Executive Officer, with a copy to Kramer Coleman Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753, Attention: Nancy Lieberman, Esq., or at such address as such party shall have designated by a notice given in accordance with this Paragraph 16.

     17. ENTIRE AGREEMENT.  This Agreement  constitutes the entire understanding
         ----------------
of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations, understandings or representations not expressly set forth in this Agreement are of no force or effect.

     18. SEVERABILITY. If any provision of this Agreement shall be unenforceable
         ------------
under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

     19.  AMENDMENTS,  MODIFICATIONS,  WAIVERS.  No amendment,  modification  or
          ------------------------------------
waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     20.  ASSIGNMENT.  Neither this  Agreement,  nor any of Executive's  rights,
          ----------
powers, duties or obligations hereunder, may be assigned by Executive. This Agreement shall be binding upon and inure to the benefit of Executive and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, acquisition, consolidation, purchase or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

     21.  APPLICABLE  LAW.  This  Agreement  shall be deemed to have been  made,
          ---------------
drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

     22.  JURISDICTION  AND  VENUE.  It is hereby  irrevocably  agreed  that all
          ------------------------
disputes or controversies between the Company and Executive arising out of, in connection with or relating to this Agreement must be brought in the United Stated District Court for the Eastern District of New York and designated as a "Long Island Action" (or if subject matter jurisdiction is lacking in such court, the jurisdiction of the New York Supreme Court for the County of Nassau). Each party irrevocably and unconditionally commits to the in personam jurisdiction of such Court and waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in such court, that such court does not have jurisdiction over the person of such party. In any suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 16 hereof. Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

     23.  FULL  UNDERSTANDING.  Executive  represents  and agrees  that he fully
          -------------------
understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of employment.

     24.  COUNTERPARTS.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    GRIFFON CORPORATION



                                    BY:
                                       --------------------------------
                                       NAME:
                                       TITLE:

                                    EXECUTIVE


                                       -----------------------------------
                                       ERIC EDELSTEIN